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                                                                    EXHIBIT 10.4



                                CHANGE IN CONTROL
                           SEVERANCE PAYMENT AGREEMENT

         This Agreement, made and entered into as of the 19th day of November, 1999, by and between VAIL BANKS, INC., an Colorado corporation (the "Company"), and LISA M. DILLON (hereinafter called the "Executive"),


                              W I T N E S S E T H:

         WHEREAS, the Executive is currently employed by the Company and certain of its subsidiaries in various capacities and is rendering valuable services to the Company and such subsidiaries; and

         WHEREAS, the Company desires to retain the Executive and is aware that the possibility of a Change in Control of the Company (as defined in Section 3) might impede the accomplishment of this end; and

         WHEREAS, the Company wishes to induce the Executive to remain in his present employment and believes that the execution of this Agreement will further its aim in retaining the Executive during an actual or attempted Change in Control and will tend to assure fair treatment of executives in the event of a Change in Control; and

         WHEREAS, the Company wishes to provide certain rights to the Executive in the event of the termination of his employment under certain circumstances;

         NOW, THEREFORE, for and in consideration of the premises and of the Executive's continuation in his present employment with the Company, the parties hereto agree as follows:

         1.       Duties and Status of Executive.

         The Executive shall continue to perform such duties and responsibilities as shall be assigned to him by the Board of Directors of the Company. The Executive shall devote his working time and attention to the discharge of his duties with the Company and its subsidiaries. In addition to the compensation and other benefits provided the Executive by the Company, the Executive shall have the additional benefits provided by this Agreement.

         2.       Term.

                  (a) Initial Term. The term of this Agreement shall initially be a fixed period of two years that expires on the second anniversary of the date of this Agreement and may be extended as provided in subsection (b) below.




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                  (b) Extension. The term of this Agreement shall be extended automatically on the first anniversary and on each subsequent anniversary of the date of this Agreement (each such anniversary being referred to as an "Extension Date") for an additional one year period so that the Agreement then expires on the second anniversary of the applicable Extension Date; provided that

                           (i) the then current term of this Agreement will not
                  be extended on any Extension Date if,

                                    (A) not later than 90 days before such
                           Extension Date the Company gives the Executive written notice that it does not wish to extend the term, or

                                    (B) before such Extension Date the Company
                           terminates the employment of the Executive for Cause (as defined in Section 4(b), and

                           (ii) whether or not the Company has given notice to
                  the Executive pursuant to clause (i) (A) above that it does not wish to extend the term of this Agreement, if a Change in Control occurs during the initial term of this Agreement, or any extension thereof, the term of this Agreement shall not expire sooner than the third anniversary of the date of such Change in Control.

         3. Change in Control. For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred in the event of:

                  (a) an acquisition by any Person of Beneficial Ownership of the Shares of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding"), if such acquisition of Beneficial Ownership results in the Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) twenty-five percent (25%) or more of the Company Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of the Company Voting Securities Outstanding; provided, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of twenty-five percent (25%) or more of the Company Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of Company Voting Securities Outstanding, as the case may be; or

                  (b) the approval by the shareholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 3 as a "Corporate Transaction")





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         or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); or

                  (c) a change in the composition of the Board such that the individuals who, as of the date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 3 that any individual who becomes a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

                  (d) Notwithstanding the provisions set forth in subsections
         (a) and (b), the following shall not constitute a Change in Control for purposes of this Agreement: (1) any acquisition of Shares by, or consummation of a Corporate Transaction with, any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate; or (2) any acquisition of Shares, or consummation of a Corporate Transaction, following which more than fifty percent (50%) of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

         4.       Severance Payments.

                  (a) If a Change in Control of the Company occurs and, within six months prior to such Change in Control in connection with the Change in Control, or subsequently on or before the third anniversary of such Change in Control, the Executive's



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         employment with the Company is terminated (i) by the Company for any reason whatsoever other than for Cause (as defined in subsection (b) below) or because of the Executive's death or Disability (as defined in subsection (c) below), or (ii) by the Executive for Good Reason (as defined in subsection (d) below), the Company shall:

                                    (A) pay to the Executive within 30 days
                           after the date of termination, an amount equal to the sum of:

                                            (I) his full base salary through the
                                    date of termination at the rate in effect at the time notice of termination (as provided for in Section 5 below) is given, plus

                                            (II) the amount of any annual or
                                    long-term bonus with respect to any year that has then ended which has or would have been earned and been paid to the Executive under any annual or long-term bonus plan then in effect but which has not yet been paid to him, plus

                                            (III) an amount equal to the product
                                    of (aa) the annual bonus that would be paid or payable to the Executive for the year of termination under the Company's annual incentive plan, assuming the target level of performance had been met for such year, multiplied by (bb) a fraction of which the numerator is the number of weeks that have elapsed in the then current year through the date of termination and the denominator is 52, plus

                                            (IV) an amount equal to the product
                                    of (aa) the number of unused vacation days accrued by the Executive through the date of termination multiplied by (bb) a fraction the numerator of which is the Executive's base salary and the denominator of which is 250;

                                    (B) provide for an additional contribution
                           to any deferred compensation or savings plan (whether qualified or non-qualified) in which the Executive is participating, within 30 days after his date of termination, the maximum amount which the Company is permitted to contribute based on the payments made pursuant to paragraph (A) above, provided that if the Executive's continued participation in the plans covered by this paragraph (B) is not permitted under the terms of one or more of such plans, the Company shall pay Executive in a lump sum, within thirty days after the date of termination, the present value of the benefit that cannot be provided pursuant to such plan;



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                                    (C) pay to the Executive within 30 days
                           after the date of termination, a severance payment in an amount equal to the sum of (i) 200% of his full base annual salary at the rate in effect at the time notice of termination is given, plus (ii) 200% of the incentive payment the Executive would have received for the year of termination under the annual incentive plan, assuming the target level of performance had been met for such year;

                                     (D) maintain in full force and effect for
                           the benefit of the Executive and his dependents for a period of two years from the date of termination (or, if shorter, the period until Executive obtains other employment and becomes actually covered by a plan providing the specific benefit hereinafter described) all employee life, medical, dental, and vision coverages in which the Executive is participating at the time of the Executive's termination; provided, that if the Executive's continued participation is not permitted under the general terms of such plans, the Company shall arrange to provide him with substantially similar benefits and the Company shall pay the cost of such benefits; provided further, Executive will be required to pay the "employee portion" of any costs of such coverages in the same amount as required for active executive employees of the Company;

                                     (E) accelerate to Executive's date of
                           termination the vesting, exercisability, transferability and payment date of all outstanding stock options, restricted stock and any other share awards held by Executive.

                  (b)      For the purposes of this Section 4, "Cause" means:

                           (i) the conviction of the Executive of, or a plea of
                  guilty or nolo contendere by the Executive to, any felony involving conduct on the part of the Executive that renders him unfit for the performance of his duties to the Company, or its subsidiaries and affiliates, or

                           (ii) any willful misconduct on the part of the
                  Executive in the performance of his duties that is materially harmful to the Company or its subsidiaries or affiliates, monetarily or otherwise.

         For the purpose of this subsection (b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three




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         quarters of the entire membership of the Board of Directors of the
         Company at a meeting of the Board called and held for the purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clauses (i) or (ii) above and specifying the particulars thereof in detail.

                  (c) For the purpose of this Section 4, "Disability" shall be deemed to exist if, as a result of the Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for 150 consecutive calendar days and within 30 days after he has received notice of termination pursuant to Section 5 he has not returned to the performance of his duties on a full-time basis.

                  (d) For the purposes of this Section 4, "Good Reason" shall be deemed to exist under any of the following circumstances, but only to the extent that they occur within the six month period immediately prior to or after a Change in Control:

                           (i) The assignment to the Executive of any duties
                  inconsistent with his positions, duties, responsibilities and status with the Company, its subsidiaries and affiliates immediately prior to a Change in Control, or a change in his reporting responsibilities, titles or offices which were in effect immediately prior to a Change in Control, or any removal of him from or any failure to re-elect him to any of such positions, except in connection with the termination of his employment by the Company for Cause or as a result of his death or Disability or termination by him other than for Good Reason.

                           (ii) A reduction by the Company in the Executive's
                  base salary as in effect on the date hereof or as the same may be increased from time to time, or failure to give him annual salary increases consistent with performance review ratings as compared with other employees of the same or similar rank.

                           (iii) A failure by the Company to continue giving the
                  Executive bonuses comparable to the amount of bonuses given to him prior to the Change in Control.

                           (iv) The Company's requiring that the Executive be
                  based anywhere other than the Company's principal executive offices in the Vail, Colorado area, except for required travel on Company business to an extent substantially consistent with his present business travel obligations, or in the event that the Executive consents to any such relocations, the failure by the Company to pay (or reimburse him for) all reasonable moving expenses incurred by him.




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                           (v) The failure by the Company to continue in full
                  force and effect any benefit, retirement, savings or compensation plan or any employee life, accident, disability, medical, dental, vision or other employee welfare benefit plan in which the Executive is participating at the time of a Change in Control of the Company, the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit or perquisite (including but not limited to the provision of an automobile and the payment of club dues) enjoyed by him at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation days to which he is then entitled in accordance with the normal vacation policy in effect on the date hereof.

                           (vi) Any breach by the Company of its obligations
                  under this Agreement or any purported termination by the Company of his employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 5 (and if applicable Section 4(b)); and for purposes of this Agreement, no such purported termination shall be effective.

                   (e) The Company agrees that if the Executive's employment is terminated and he is entitled to benefits under Section 4(a), he shall not be required to mitigate damages by seeking other employment, nor shall any amount he earns after his termination of employment reduce the amount payable by the Company under this Agreement (except as provided in paragraph (D) bove relating to benefit changes upon subsequent employment).

                           (f)(i) Anything in this Agreement to the contrary
                  notwithstanding, in the event it shall be determined (as hereafter provided) that any payment or distribution to or for the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including, without limitation, any employment agreement, stock plan or salary continuation agreement), or similar right (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provisions thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") from the Company. The total amount of the Gross-Up Payment shall be an amount such that, after payment by (or on behalf of) the Executive of any Excise Tax and all federal, state and other taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up



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                  Payment, the remaining amount of the Gross-Up Payment is equal to the Excise Tax imposed upon the Payments. For purposes of clarity, the amount of the Gross-Up Payment shall be that amount necessary to pay the Excise Tax in full and all taxes assessed upon the Gross-Up Payment.

                           (ii) An initial determination as to whether a
                  Gross-Up Payment is required pursuant to this subsection (f) and the amount of such Gross-Up Payment shall be made by an accounting firm selected by the Company and reasonably acceptable to the Executive which is then designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive as promptly as practicable after such calculation is requested by the Company or by the Executive, and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within fifteen (15) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 4 shall be paid by the Company to the Executive within fifteen
                  (15) days of the receipt of the Accounting Firm's Determination. The existence of the Dispute shall not in any way affect the right of the Executive to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of subsection (iii) below.

                           (iii) As a result of the uncertainty in the
                  application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon the earliest to occur of the following events: (1) upon notice (formal or informal) to the Executive from any governmental taxing authority that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (2) upon a determination by a court, (3) by reason of a determination by the Company (which shall include the position taken by the Company, or its consolidated group, on its federal




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                  income tax return), or (4) upon the resolution to the
                  satisfaction of the Executive of the Dispute. If any Underpayment occurs, the Executive shall promptly notify the Company and the Company shall pay to the Executive within fifteen (15) days of the date the Underpayment is deemed to have occurred under (1), (2), (3) or (4) above, but in no event less than five days prior to the date on which the applicable government taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment.

                           An Excess Payment shall be deemed to have occurred
                  upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion of a Payment) with respect to which the Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in his tax liability by reason of the Excess Payment and upon either (1) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxable authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired, or (2) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company within 15 days following demand (but not less than 30 days after the determination of such Excess Payment) the amount of the Excess Payment plus interest at an annual rate equal to the rate provided for in Section 1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

                           (iv) Notwithstanding anything contained in this
                  Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of any Excise Tax that the Company has actually withheld from the Payment or Payments; provided that the Company's payment of withheld Excise Tax shall not change the Company's obligation to pay the Gross-Up Payment required under this subsection
                  (f).




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                           (v) The Executive and the Company shall each provide
                  the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the Determination contemplated by subsection (ii) hereof.

                           (vi) The fees and expenses of the Accounting Firm for
                  its services in connection with the determinations and calculations contemplated by subsection (ii) shall be paid by the Company.

         5. Notice of Termination. Any termination by the Company or by the Executive of the Executive's employment by the Company shall he communicated by a written notice of termination to the other party, and shall specify the provision of this Agreement relied upon and shall set forth in reasonable detail the circumstances claimed to provide a basis for termination. The date of termination shall be the date on which the notice of termination is delivered if by the Executive or 30 days after the date of the notice of termination if given by the Company.

         6.       Litigation Expenses; Indemnification and insurance.

                  (a) The Company shall pay all reasonable legal fees and expenses incurred by the Executive as a result of his seeking to obtain or enforce any right or benefit provided by this Agreement, promptly and from time to time at his request as such fees and expenses are incurred, regardless of whether such rights are pursued through settlement discussions, mediation, arbitration, litigation or otherwise.

                  (b) Unless the Executive is terminated for Cause, at all times after a Change of Control the Company shall continue to provide for Executive the indemnification provisions contained in the Company's by-laws and shall continue to maintain for the benefit of the Executive such policies of liability insurance, providing protection to him as an officer, director, agent or employee of the Company and its subsidiaries, as may from time to time be purchased by the Company for officers and directors generally as authorized by or in furtherance of the indemnification provisions contained in the Company's by-laws. Unless the Executive is terminated for Cause, neither the insurance nor the Executive's right to indemnification thereunder may be canceled by the Company without his permission for a period of five years following the date of termination under this Agreement; provided, however, that the Company may obtain a substitute insurance policy as long as the rights of indemnity to the Executive are at least equivalent to the most favorable rights provided under the policies in effect immediately prior to the date of a Change of Control.



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         7.       Assignment; Successors in Interest.

                  (a) General. Except with the prior written consent of the Executive, no assignment by operation of law or otherwise by the Company of any of its rights and obligations under this Agreement may be made other than to an entity which is a successor to all or a substantial portion of the business of the Company (but then only if such entity assumes by operation of law or by specific assumption executed by the transferee and delivered to the Executive all obligations and liabilities of the Company under this Agreement); no transfer by operation of law or otherwise by the Company of all or a substantial part of its business or assets shall be made unless the obligations and liabilities of the Company under this Agreement are assumed in connection with such transfer either by operation of law or by specific assumption executed by the transferee. In such event, the Company shall remain liable for the performance of all of its obligations under this Agreement (which liability shall be a primary obligation for full and prompt performance rather than a secondary guarantee of collectibility of damages). Except for any transfer or assignment of rights under this Agreement, in whole or in part, upon the death of the Executive to his heirs, devisees, legatees or beneficiaries or except with the prior written consent of the Company, no assignment or transfer by operation of law or otherwise may be made by the Executive of any of his rights under this Agreement.

                  (b) Binding Nature. This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees, beneficiaries and successors and assigns; shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person or entity, whether an employee or otherwise, whatsoever); and any reference to a party to this Agreement shall also be a reference to a permitted successor or assign.

         8.       Miscellaneous.

                  (a) The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

                  (b) Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid but if any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect





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         for any reason, the validity, legality or enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not be impaired.

                  (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado (without giving effect to any choice of law provisions).

                  (d) This Agreement may only be amended by a written instrument signed by the parties hereto which makes specific reference to the Agreement.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date and year first written above.


                                                VAIL BANKS, INC.

                                                By:  /s/ E.B. Chester
                                                     ---------------------------

                                                EXECUTIVE

                                                /s/ Lisa M. Dillon
                                                -------------------------------
                                                Name:  LISA M. DILLON







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